1 Q2-22 Financial Highlights1 Q2-22 Business Segment Highlights1,2(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q2-22 Net Income of $6.2 Billion; EPS of $0.73 Net Interest Income up 22% to $12.4 Billion; Average Loan Balances up 12% to $1.0 Trillion; Fourth Consecutive Quarter of Operating Leverage(A) See page 10 for endnotes. Amounts may not total due to rounding. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Sum of ending deposits, loans and leases, including margin receivables, and consumer investments, excluding deposit sweep balances. 4 Represents the percentage of Consumer checking accounts that are estimated to be the customers' primary account based on multiple relationship factors (e.g., linked to their direct deposit). 5 Average loans and leases were $1,015B and $908B for Q2-22 and Q2-21. Excluding PPP loan balances of $3B and $20B, average loan and lease balances were $1,012B and $888B for the same periods. 6 Source: Dealogic as of July 1, 2022. 7 Return on average tangible common shareholders’ equity ratio and tangible book value per common share represent non-GAAP financial measures. For more information, see page 19. • Net income of $6.2 billion, or $0.73 per diluted share • Pretax income declined 14% to $6.9 billion reflecting a smaller reserve release than Q2-21(C) – Pretax, pre-provision income(D) increased 15% to $7.4 billion • Revenue, net of interest expense, increased 6% to $22.7 billion – Net interest income (NII)(E) up $2.2 billion, or 22%, to $12.4 billion, driven by higher interest rates, lower premium amortization and loan growth – Noninterest income declined $989 million, or 9%, to $10.2 billion, primarily reflecting weaker capital markets • Provision for credit losses of $523 million increased $2.1 billion – Net reserve release of $48 million vs. $2.2 billion release in Q2-21(C) – Net charge-offs of $571 million declined modestly • Noninterest expense increased by $228 million, or 2%, to $15.3 billion and included approximately $425 million recognized for certain regulatory matters • Average loan and lease balances up $107 billion, or 12%, to $1.0 trillion led by strong commercial loan growth as well as higher consumer balances; excluding Paycheck Protection Program (PPP), average loan and lease balances grew $124 billion5 • Average deposits up $123 billion, or 7%, to $2.0 trillion • Average Global Liquidity Sources of $1.0 trillion(F) • Common equity tier 1 (CET1) ratio 10.5% (Standardized)(G); returned $2.7 billion to shareholders through common stock dividends and share repurchases • Return on average common shareholders' equity ratio of 9.9%; return on average tangible common shareholders' equity ratio of 14.1%7 • Book value per common share of $29.87 rose 1% from Q1-22; tangible book value per common share of $21.137 rose 1% from Q1-22 • Net income of $1.0 billion • Sales and trading revenue up 17% to $4.2 billion, including net debit valuation adjustment (DVA) gains of $158 million; Fixed Income Currencies and Commodities (FICC) revenue of $2.5 billion and Equities revenue of $1.7 billion • Excluding net DVA(H), sales and trading revenue up 11% to $4.0 billion; FICC up 19% to $2.3 billion; Equities up 2% to $1.7 billion From Chair and CEO Brian Moynihan: “Our strong organic growth engine once again was evident in new account openings for checking, consumer investments, and small businesses, as well as net new Merrill and Private Bank households and new commercial banking customers. This solid client activity across our businesses, coupled with higher interest rates, drove strong net interest income growth and allowed us to perform well in a weakened capital markets environment. We grew revenue 6% and delivered our fourth straight quarter of operating leverage. “Our U.S. consumer clients remained resilient with continued strong deposit balances and spending levels. Loan growth continued across our franchise and our markets teams helped clients navigate significant volatility reflecting economic uncertainty. As we enter the second half of the year, we believe we are well-positioned to deliver for our shareholders while continuing to invest in our people, businesses and communities.” • Net income of $1.2 billion • Client balances of $3.4 trillion, down $286 billion, or 8%, driven by lower market valuations, partially offset by net client flows • Pretax margin improved to 28% from 26% • Client Activity – AUM balances of $1.4 trillion; $53 billion of AUM flows since Q2-21 – Average loan and lease balances of $219 billion up $25 billion, or 13%; 49 consecutive quarters of average loan and lease balance growth – Added more than 5,100 net new relationships across Merrill and Private Bank • Net income of $1.5 billion • Total investment banking fees (excl. self-led) of $1.1 billion, decreased 47%, reflecting weaker industry-wide underwriting activity this year • No. 3 in investment banking fees6 • Client Activity – Ending period loans and leases of $385 billion up $62 billion, or 19% – Global Transaction Services revenue of $2.4 billion up $583 million, or 32% • Net income of $2.9 billion • Client balances of $1.6 trillion up 4%3 • Record average deposits of more than $1 trillion, up $99 billion, or 10% • Combined credit/debit card spend of $221 billion, up 10% • Client Activity – Added ~241,000 net new Consumer checking accounts in Q2-22 – Record 35.1 million Consumer checking accounts with 92% being primary4 – Small Business checking accounts of 3.7 million, up 5% – Digital sales grew 20%

BANK OF AMERICA

From Chief Financial Officer Alastair Borthwick:

"Second quarter results once again demonstrate how our Responsible Growth strategy and diversified business model delivers for customers, clients, employees, shareholders and the communities we serve even in changing and challenging markets. Despite expenses recognized for certain regulatory matters in the quarter, we were able to hold expenses flat to the prior quarter, which included seasonally higher compensation expenses.

"Asset quality remained strong with most metrics improving this quarter. We grew capital and book value compared to the prior quarter while supporting $38 billion of client loan demand and returned $2.7 billion back to shareholders. We believe our earnings generation over the next 18 months will provide ample capital to support growth, pay dividends, buy back shares and continue to invest in our people, platforms and communities as we grow into new regulatory capital level requirements."

Bank of America Financial Highlights

	Three Months Ended		
($ in billions, except per share data)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Total revenue, net of interest expense	**$22.7**	$23.2	$21.5
Provision for credit losses	**0.5**	—	(1.6)
Noninterest expense	**15.3**	15.3	15.0
Pretax income	**6.9**	7.9	8.0
Pretax, pre-provision income[1(D)]	**7.4**	7.9	6.4
Income tax expense	**0.6**	0.8	(1.2)
Net Income	**6.2**	7.1	9.2
Diluted earnings per share	**$0.73**	$0.80	$1.03

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Loan and NII Growth ($B)


Average Loans and Leases
$908
$921
$945
$978
$1,015
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022


Net Interest Income
Net Interest Income
Net Interest Yield[1]
$10.2
$11.1
$11.4
$11.6
$12.4
1.61%
1.68%
1.67%
1.69%
1.86%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022

[1] Fully taxable equivalent (FTE) basis.

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income of $2.9 billion decreased 5% from Q2-21 as NII improvement was more than offset by increased provision expense due to a reserve release that benefited Q2-21[(C)]
  - 10% operating leverage[(A)]
- Revenue of $9.1 billion increased 12%, from increased NII driven by higher balances and higher interest rates, partially offset by the impact of non-sufficient funds and overdraft policy changes
- Provision for credit losses was $350 million primarily driven by loan growth and a dampening macroeconomic outlook, and increased $1.0 billion from Q2-21, which benefited from a reserve release[(C)]
- Noninterest expense increased 2% to $5.0 billion, primarily driven by investments in the business

Business Highlights[1,3(B)]

- Record average deposits grew $99 billion, or 10%, to more than $1 trillion
  - 56% of deposits in checking accounts; 92% primary accounts[4]
- Average loans and leases increased $8 billion, or 3%, to $290 billion; average loans and leases, excluding PPP, grew $18 billion to $288 billion[5]
- Consumer investment assets[6] declined $31 billion, or 9%, to $315 billion, driven by lower market valuations, partially offset by strong client flows from new and existing clients
  - $21 billion of client flows since Q2-21
  - Record 3.4 million client accounts, up 6%
- Combined credit/debit card spend up $20 billion, or 10%; credit card up 17% and debit card up 6%, to a record
- 9.8 million total clients[7] enrolled in Preferred Rewards, up 10%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- Record 72% of overall households[8] actively using digital platforms
- Record 42.7 million active digital banking users, up 5% or ~2.2 million
- Over 1.6 million digital sales, up 20%
- Record 2.8 billion digital logins
- 17.0 million active Zelle® users, now including small businesses, sent and received 239 million transfers worth $73 billion, up 26% and 29% YoY, respectively
- Clients booked ~911,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	6/30/2022	3/31/2022	6/30/2021
Total revenue[2]	**$9,136**	$8,813	$8,186
Provision for credit losses	**350**	(52)	(697)
Noninterest expense	**4,959**	4,921	4,859
Pretax income	**3,827**	3,944	4,024
Income tax expense	**938**	966	986
Net income	**$2,889**	$2,978	$3,038

Business Highlights[3(B)]

	Three months ended		
($ in billions)	6/30/2022	3/31/2022	6/30/2021
Average deposits	**$1,078.0**	$1,056.1	$979.1
Average loans and leases	**289.6**	284.1	281.8
Consumer investment assets (EOP)[6]	**315.2**	357.6	345.8
Active mobile banking users (MM)	**34.2**	33.6	31.8
Number of financial centers	**3,984**	4,056	4,296
Efficiency ratio	**54 %**	56 %	59 %
Return on average allocated capital	**29**	30	32
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$81.0**	$78.4	$73.4
Total credit/debit spend	**220.5**	198.5	200.3
Risk-adjusted margin	**9.9 %**	10.4 %	9.8 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[5] Average loans and leases were $290B and $282B for Q2-22 and Q2-21. Excluding average PPP loan balances of $2B and $11B, average loan balances were $288B and $270B for the same periods.
[6] Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking.
[7] Includes clients in Consumer, Small Business and GWIM. As of May 2022.
[8] Household adoption represents households with consumer bank login activities in a 90-day period, as of May 2022.

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Online Banking and Mobile Banking Functionality[(b)]
- No. 1 in customer satisfaction with Merchant Services by J.D. Power[(c)]
- No. 1 Small Business Lender[(d)]
- Best Bank in the U.S.[(e)]
- Best Consumer Digital Bank in the U.S.[(f)]
- Certified by J.D. Power for providing outstanding client satisfaction for financial wellness support[(g)]

See page 11 for Business Leadership sources.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income increased $159 million, or 16%, to $1.2 billion
  - 6% operating leverage[(A)]
- Revenue of $5.4 billion, up 7%, driven by the NII benefit from higher balances and higher interest rates
- Noninterest expense increased 2% to $3.9 billion, driven by higher employee-related expenses

Business Highlights[1(B)]

- Total client balances decreased $286 billion, or 8%, to $3.4 trillion, driven by lower market valuations, partially offset by net client flows
  - AUM flows of $53 billion since Q2-21
  - Average deposits increased $30 billion, or 9%, to $364 billion
  - Average loans and leases grew $25 billion, or 13%, to $219 billion, driven by residential mortgage lending, securities-based lending, and custom lending

Merrill Wealth Management Highlights[1]

Client Activity and Advisor Engagement

- Client balances of $2.8 trillion
- AUM balances of $1.1 trillion
- Added ~4,500 net new households in Q2-22

Digital Usage Continued to Grow

- 81% of Merrill households digitally active across the enterprise
- Continued growth of advisor/client digital communications; 358,000 households exchanged ~1.4 million secure messages
- 77% households enrolled in eDelivery; 255,000 planning reports generated, up 59% from Q2-21
- Record 75% of eligible checks deposited through automated channels
- Erica interactions increased 33%

Bank of America Private Bank Highlights[1]

Client Engagement

- Client balances of $547 billion
- AUM balances of $303 billion
- Added ~650 net new relationships in Q2-22, up 39%

Digital Usage Continued to Grow

- Record 86% of clients digitally active across the enterprise
- 75% of eligible checks deposited through automated channels
- Clients increasingly leveraging the convenience and effectiveness of our digital capabilities:
  - Erica interactions up 40%
  - Zelle® transactions up 41%
  - Digital wallet transactions up 72%

Financial Results

	Three months ended		
($ in millions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Total revenue[2]	**$5,433**	$5,476	$5,065
Provision for credit losses	**33**	(41)	(62)
Noninterest expense	**3,875**	4,015	3,813
Pretax income	**1,525**	1,502	1,314
Income tax expense	**374**	368	322
Net income	**$1,151**	$1,134	$992

Business Highlights[(B)]

	Three months ended		
($ in billions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Average deposits	**$363.9**	$384.9	$333.5
Average loans and leases	**219.3**	210.9	194.0
Total client balances (EOP)	**3,367.1**	3,714.2	3,652.8
AUM flows	**1.0**	15.5	11.7
Pretax margin	**28 %**	27 %	26 %
Return on average allocated capital	**26**	26	24

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 on Forbes' Best-in-State Wealth Advisors (2022), Top Women Wealth Advisors (2022), Top Women Wealth Advisors Best-in State (2022), and Top Next Generation Advisors (2021)
- No. 1 on Barron's Top 100 Women Financial Advisors List (2022)
- No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2022)
- Celent Model Wealth Manager award for Client Experience (2022)
- No. 1 in personal trust AUM[(h)]
- Best Private Bank in the U.S. by Family Wealth Report[(i)] and Global Private Banker[(j)]
- Best Philanthropy Offering in the U.S. by WealthBriefing[(k)]

See page 11 for Business Leadership sources.

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income of $1.5 billion decreased 38%, primarily driven by provision expense of $157 million versus a reserve release that benefited Q2-21[(C)]
- Revenue of $5.0 billion decreased 2%, primarily driven by lower investment banking fees, mark-to-market losses related to leveraged finance positions and lower leasing-related revenue, partially offset by higher NII from the benefit of higher interest rates and strong loan growth
- Provision for credit losses was $157 million primarily driven by a dampening macroeconomic outlook as well as loan growth, and increased $988 million from Q2-21, which benefited from a reserve release[(C)]
- Noninterest expense of $2.8 billion increased $200 million, or 8%, primarily reflecting continued investments in the business including strategic hiring, and higher expenses recognized for certain regulatory matters

Business Highlights[1,2(B)]

- Average loans and leases increased $52 billion, or 16%, to $377 billion, reflecting strong client demand
- Average deposits increased $3 billion, or 1%, to $509 billion
- Total investment banking fees (excl. self-led) decreased $994 million, or 47%, to $1.1 billion

Digital Usage Continued to Grow[1]

- 76% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of May 2022)
- CashPro App Active Users increased 33% and sign-ins increased 46% (rolling 12 months), surpassing 1.8 million sign-ins in the past year
- CashPro App Payment Approvals value was $537 billion, increasing 120% (rolling 12 months)
- Global Payments to Digital Wallets increased 27% (rolling 12 months as of May 2022)

Financial Results

	Three months ended		
($ in millions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Total revenue[2,3]	**$5,006**	$5,194	$5,090
Provision for credit losses	**157**	165	(831)
Noninterest expense	**2,799**	2,683	2,599
Pretax income	**2,050**	2,346	3,322
Income tax expense	**543**	622	897
Net income	**$1,507**	$1,724	$2,425

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Average deposits	**$509.3**	$539.9	$506.6
Average loans and leases	**377.2**	358.8	325.1
Total Corp. IB fees (excl. self-led)[2]	**1.1**	1.5	2.1
Global Banking IB fees[2]	**0.7**	0.9	1.2
Business Lending revenue	**2.0**	2.1	1.9
Global Transaction Services revenue[4]	**2.4**	2.1	1.8
Efficiency ratio	**56 %**	52 %	51 %
Return on average allocated capital	**14**	16	23

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Prior periods have been revised to conform to current-period presentation.

Continued Business Leadership

- Global Most Innovative Financial Institution – 2022[(l)]
- World's Best Bank, North America's Best Bank for Small to Medium-sized Enterprises, and Best Bank in the US[(m)]
- Best Global Bank for Payments & Collections[(n)]
- Model Bank for Corporate Digital Banking – For CashPro App[(o)]
- Best Bank for Cash Management in North America[(n)]
- World's Best Bank for Payments and Treasury and North America's Best Bank for Transaction Services[(m)]
- Best Transaction Bank in North America, Best Supply Chain Finance Bank[(p)]
- 2021 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management[(q)]
- Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America[(r)]
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021)

See page 11 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3,6]

- Net income increased $110 million to $1.0 billion
  - Excluding net DVA, net income decreased 4% to $898 million[4]
- Revenue of $4.5 billion decreased 5%, primarily driven by lower investment banking fees and mark-to-market losses related to leveraged finance positions, partially offset by higher sales and trading revenue
  - Excluding net DVA, revenue decreased 9%[4]
- Noninterest expense decreased $362 million, or 10%, to $3.1 billion, primarily driven by the absence of expenses related to a liquidating business activity, which was realigned from Global Markets to All Other(I) in Q4-21, partially offset by higher expenses recognized for certain regulatory matters
- Average VaR of $118 million[5]

Business Highlights[1,2,6(B)]

- Sales and trading revenue increased 17% to $4.2 billion
  - FICC revenue increased to $2.5 billion, driven by improved performance across all macro products, partially offset by a weaker trading performance in credit products
  - Equities revenue increased to $1.7 billion, driven by a strong trading performance in derivatives offset by a weaker trading performance in cash
- Excluding net DVA, sales and trading revenue increased 11% to $4.0 billion(H)
  - FICC revenue increased 19% to $2.3 billion
  - Equities revenue increased 2% to $1.7 billion

Additional Highlights

- 650+ research analysts covering 3,400+ companies, 1,140 corporate bond issuers across 56 economies and 24 industries

Financial Results

	Three months ended		
($ in millions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Total revenue[2,3]	**$4,502**	$5,292	$4,720
Net DVA[4]	**158**	69	(34)
Total revenue (excl. net DVA)[2,3,4]	**$4,344**	$5,223	$4,754
Provision for credit losses	**8**	5	22
Noninterest expense(I)	**3,109**	3,117	3,471
Pretax income	**1,385**	2,170	1,227
Income tax expense	**367**	575	319
Net income	**$1,018**	$1,595	$908
Net income (excl. net DVA)[4]	**$898**	$1,543	$934

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Average total assets	**$866.7**	$858.7	$797.6
Average trading-related assets	**606.1**	596.2	566.8
Average loans and leases	**114.4**	108.6	87.8
Sales and trading revenue[2]	**4.2**	4.7	3.6
Sales and trading revenue (excl. net DVA)[2(H)]	**4.0**	4.7	3.6
Global Markets IB fees[2]	**0.5**	0.6	1.0
Efficiency ratio	**69 %**	59 %	74 %
Return on average allocated capital	**10**	15	10

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote H on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $118MM, $79MM and $77MM for Q2-22, Q1-22 and Q2-21, respectively.
[6] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

Continued Business Leadership

- Global Derivatives House of the Year(s)
- Clearing House of the Year(s)
- Interest Rate Derivatives House of the Year(t)
- Global Leader for Sustainable Project Finance(l)
- No. 2 Global Research Firm(u)
- No. 2 Global Fixed Income Research Team(u)
- No. 1 Municipal Bonds Underwriter(v)

See page 11 for Business Leadership sources.

6

BANK OF AMERICA

All Other[1,2]

- Net loss of $318 million compared to net income of $1.9 billion in Q2-21, driven by the absence of a $2.0 billion positive income tax adjustment related to the revaluation of U.K. deferred tax assets in Q2-21
  - Revenue increased $199 million, reflecting the absence of approximately $150 million of structured notes losses which impacted the prior year
  - Noninterest expense increased $228 million vs. Q2-21, driven primarily by expenses recognized for certain regulatory matters and the realignment of a liquidating business activity from Global Markets to All Other[(I)] in Q4-21, partially offset by decreases in other expenses
- Total corporate effective tax rate (ETR) for the quarter was 9.4% driven by recurring ESG tax credit benefits and approximately $300 million in discrete tax benefits related to the resolution of certain tax matters. Excluding ESG tax credits and these discrete tax benefits, the ETR would have been approximately 26%

Financial Results

	Three months ended		
($ in millions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Total revenue[2]	**$(1,286)**	$(1,441)	$(1,485)
Provision for credit losses	**(25)**	(47)	(53)
Noninterest expense[(I)]	**531**	583	303
Pretax loss	**(1,792)**	(1,977)	(1,735)
Income tax expense (benefit)	**(1,474)**	(1,613)	(3,596)
Net income (loss)	**$(318)**	$(364)	$1,861

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.

7

Credit Quality[1]

Charge-offs

- Total net charge-offs of $571 million increased $179 million, or 46%, from Q1-22
  - Consumer net charge-offs of $525 million increased $185 million from Q1-22, including $85 million from non-core mortgage sales
  - Commercial net charge-offs of $46 million remained low
- Net charge-off ratio of 23 basis points increased 7 basis points from Q1-22; excluding the non-core mortgage sales, net charge-off ratio remained near historical lows[2]

Provision for credit losses

- Provision for credit losses of $523 million
  - Reserves remained relatively flat to prior quarter as builds for loan growth and the impact of a dampening macroeconomic outlook were offset by asset quality improvement and reduced pandemic uncertainty[(C)]

Allowance for credit losses

- Allowance for loan and lease losses of $12.0 billion represented 1.17% of total loans and leases[3]
  - Total allowance of $13.4 billion included $1.5 billion for unfunded commitments
- Nonperforming loans decreased $461 million from Q1-22 to $4.2 billion
  - 60% of Consumer nonperforming loans are contractually current
- Commercial reservable criticized utilized exposure of $18.1 billion decreased $2.6 billion from Q1-22, driven by declines across a broad range of industries

Highlights

	Three months ended		
($ in millions)	6/30/2022	3/31/2022	6/30/2021
Provision for credit losses	**$523**	$30	($1,621)
Net charge-offs	**571**	392	595
Net charge-off ratio[2]	**0.23 %**	0.16 %	0.27 %
At period-end			
Nonperforming loans and leases	**$4,164**	$4,625	$4,907
Nonperforming loans and leases ratio	**0.41 %**	0.47 %	0.54 %
Allowance for loan and lease losses	**$11,973**	$12,104	$14,095
Allowance for loan and lease losses ratio[3]	**1.17 %**	1.23 %	1.55 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)(B)

	Three months ended		
	6/30/2022	**3/31/2022**	**6/30/2021**
Ending Balance Sheet			
Total assets	**$3,111.6**	$3,238.2	$3,029.9
Total loans and leases	**1,030.8**	993.1	918.9
Total loans and leases in business segments (excluding All Other)	**1,019.9**	978.1	900.6
Total deposits	**1,984.3**	2,072.4	1,909.1
Average Balance Sheet			
Average total assets	**$3,157.9**	$3,207.7	$3,015.1
Average loans and leases	**1,014.9**	977.8	907.9
Average deposits	**2,012.1**	2,045.8	1,888.8
Funding and Liquidity			
Long-term debt	**$275.7**	$278.7	$274.6
Global Liquidity Sources, average(F)	**984**	1,109	1,063
Equity			
Common shareholders' equity	**$240.0**	$239.5	$253.7
Common equity ratio	**7.7 %**	7.4 %	8.4 %
Tangible common shareholders' equity[1]	**$169.8**	$169.3	$183.4
Tangible common equity ratio[1]	**5.6 %**	5.3 %	6.2 %
Per Share Data			
Common shares outstanding (in billions)	**8.04**	8.06	8.49
Book value per common share	**$29.87**	$29.70	$29.89
Tangible book value per common share[1]	**21.13**	20.99	21.61
Regulatory Capital(G)			
CET1 capital	**$171.8**	$169.9	$178.8
Standardized approach			
Risk-weighted assets	**$1,640**	$1,639	$1,552
CET1 ratio	**10.5 %**	10.4 %	11.5 %
Advanced approaches			
Risk-weighted assets	**$1,409**	$1,416	$1,380
CET1 ratio	**12.2 %**	12.0 %	13.0 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.5 %**	5.4 %	5.9 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

Endnotes

BANK OF AMERICA

A Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 19.

E We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $12.5 billion, $11.7 billion and $10.3 billion for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively. The FTE adjustment was $103 million, $106 million and $110 million for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

F Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

G Regulatory capital ratios at June 30, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented.

H The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**6/30/2022**	**3/31/2022**	**6/30/2021**
Sales and trading revenue:			
Fixed-income, currencies and commodities	**$ 2,500**	$ 2,708	$ 1,937
Equities	**1,653**	2,011	1,624
Total sales and trading revenue	**$ 4,153**	$ 4,719	$ 3,561
Sales and trading revenue, excluding net debit valuation adjustment:			
Fixed-income, currencies and commodities	**$ 2,340**	$ 2,648	$ 1,965
Equities	**1,655**	2,002	1,630
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 3,995**	$ 4,650	$ 3,595

For the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, net DVA gains (losses) were $158 million, $69 million and $(34) million, FICC net DVA gains (losses) were $160 million, $60 million and $(28) million, and Equities net DVA gains (losses) were $(2) million, $9 million and $(6) million, respectively.

I Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Markets' results of operations, and historical results for the second quarter of 2021 were not restated.

10

Business Leadership Sources

BANK OF AMERICA

(a) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data.

(b) Keynova 2Q22 Online Banker Scorecard, Javelin 2021 Online and Mobile Banking Scorecards.

(c) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers' satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details.

(d) FDIC, 1Q22.

(e) Global Finance, May 2022.

(f) Global Finance, August 2021.

(g) J.D. Power 2022 Financial Health Support Certification[SM] is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.

(h) Industry Q1-22 FDIC call reports.

(i) Family Wealth Report, 2022.

(j) Global Private Banking, The Digital Banker, 2021.

(k) WealthBriefing, 2022.

(l) Global Finance, 2022.

(m) Euromoney, 2022.

(n) Global Finance Treasury & Cash Management Awards, 2022.

(o) Celent, 2022.

(p) Transaction Banking Awards, The Banker, 2021.

(q) Greenwich, 2022.

(r) Global Finance, 2021.

(s) GlobalCapital, 2021.

(t) Risk.net, 2022.

(u) Institutional Investor, 2021.

(v) Refinitiv, 2022 YTD.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss second- quarter 2022 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from July 18 through 11:59 p.m. ET on July 28. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 67 million consumer and small business clients with approximately 4,000 retail financial centers, approximately 16,000 ATMs and award-winning digital banking with approximately 55 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Corporation”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward- looking statements. Reporters May Contact: Bill Halldin, Bank of America Phone: 1.916.718.1251 william.halldin@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2021 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Corporation’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Corporation’s operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on U.S. and/or global financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward- looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

14

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

	Six Months Ended June 30 2022	Six Months Ended June 30 2021	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Summary Income Statement					
Net interest income	$ 24,016	$ 20,430	$ 12,444	$ 11,572	$ 10,233
Noninterest income	21,900	23,857	10,244	11,656	11,233
Total revenue, net of interest expense	45,916	44,287	22,688	23,228	21,466
Provision for credit losses	553	(3,481)	523	30	(1,621)
Noninterest expense	30,592	30,560	15,273	15,319	15,045
Income before income taxes	14,771	17,208	6,892	7,879	8,042
Income tax expense	1,457	(66)	645	812	(1,182)
Net income	$ 13,314	$ 17,274	$ 6,247	$ 7,067	$ 9,224
Preferred stock dividends	782	750	315	467	260
Net income applicable to common shareholders	$ 12,532	$ 16,524	$ 5,932	$ 6,600	$ 8,964
Average common shares issued and outstanding	8,129.3	8,660.4	8,121.6	8,136.8	8,620.8
Average diluted common shares issued and outstanding	8,182.2	8,776.2	8,163.1	8,202.1	8,735.5
Summary Average Balance Sheet					
Total debt securities	$ 960,709	$ 842,566	$ 945,927	$ 975,656	$ 895,902
Total loans and leases	996,442	907,812	1,014,886	977,793	907,900
Total earning assets	2,743,266	2,530,563	2,707,090	2,779,844	2,578,668
Total assets	3,182,640	2,947,542	3,157,855	3,207,702	3,015,113
Total deposits	2,028,852	1,847,520	2,012,079	2,045,811	1,888,834
Common shareholders' equity	241,185	250,302	239,523	242,865	250,948
Total shareholders' equity	268,750	274,341	268,197	269,309	274,632
Performance Ratios					
Return on average assets	0.84 %	1.18 %	0.79 %	0.89 %	1.23 %
Return on average common shareholders' equity	10.48	13.31	9.93	11.02	14.33
Return on average tangible common shareholders' equity [1]	14.78	18.51	14.05	15.51	19.90
Per Common Share Information					
Earnings	$ 1.54	$ 1.91	$ 0.73	$ 0.81	$ 1.04
Diluted earnings	1.53	1.90	0.73	0.80	1.03
Dividends paid	0.42	0.36	0.21	0.21	0.18
Book value	29.87	29.89	29.87	29.70	29.89
Tangible book value [1]	21.13	21.61	21.13	20.99	21.61

Summary Period-End Balance Sheet	June 30 2022	March 31 2022	June 30 2021
Total debt securities	$ 932,910	$ 969,880	$ 940,314
Total loans and leases	1,030,766	993,145	918,928
Total earning assets	2,662,871	2,783,186	2,608,408
Total assets	3,111,606	3,238,223	3,029,894
Total deposits	1,984,349	2,072,409	1,909,142
Common shareholders' equity	239,984	239,480	253,678
Total shareholders' equity	269,118	266,617	277,119
Common shares issued and outstanding	8,035.2	8,062.1	8,487.2

Credit Quality	Six Months Ended June 30 2022	Six Months Ended June 30 2021	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Total net charge-offs	$ 963	$ 1,418	$ 571	$ 392	$ 595
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.20 %	0.32 %	0.23 %	0.16 %	0.27 %
Provision for credit losses	$ 553	$ (3,481)	$ 523	$ 30	$ (1,621)

	June 30 2022	March 31 2022	June 30 2021
Total nonperforming loans, leases and foreclosed properties [3]	$ 4,326	$ 4,778	$ 5,031
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.42 %	0.48 %	0.55 %
Allowance for loan and lease losses	$ 11,973	$ 12,104	$ 14,095
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	1.17 %	1.23 %	1.55 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 15 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management June 30 2022 March 31 2022 June 30 2021 Regulatory capital metrics (4): Common equity tier 1 capital $ 171,754 $ 169,874 $ 178,818 Common equity tier 1 capital ratio - Standardized approach 10.5% 10.4% 11.5 % Common equity tier 1 capital ratio - Advanced approaches 12.2 12.0 13.0 Tier 1 leverage ratio 6.5 6.3 6.9 Supplementary leverage ratio 5.5 5.4 5.9 Tangible equity ratio (5) 6.5 6.2 7.0 Tangible common equity ratio (5) 5.6 5.3 6.2 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at June 30, 2022 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

16

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2022				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,136	$ 5,433	$ 5,006	$ 4,502	$ (1,286)
Provision for credit losses	350	33	157	8	(25)
Noninterest expense	4,959	3,875	2,799	3,109	531
Net income (losses)	2,889	1,151	1,507	1,018	(318)
Return on average allocated capital [(1)]	29 %	26 %	14 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 289,595	$ 219,277	$ 377,248	$ 114,375	$ 14,391
Total deposits	1,078,020	363,943	509,261	41,192	19,663
Allocated capital [(1)]	40,000	17,500	44,500	42,500	n/m
Quarter end					
Total loans and leases	$ 294,570	$ 221,705	$ 385,376	$ 118,290	$ 10,825
Total deposits	1,077,215	347,991	499,714	40,055	19,374

	First Quarter 2022				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,813	$ 5,476	$ 5,194	$ 5,292	$ (1,441)
Provision for credit losses	(52)	(41)	165	5	(47)
Noninterest expense	4,921	4,015	2,683	3,117	583
Net income (loss)	2,978	1,134	1,724	1,595	(364)
Return on average allocated capital [(1)]	30 %	26 %	16 %	15 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 284,068	$ 210,937	$ 358,807	$ 108,576	$ 15,405
Total deposits	1,056,100	384,902	539,912	44,393	20,504
Allocated capital [(1)]	40,000	17,500	44,500	42,500	n/m
Quarter end					
Total loans and leases	$ 286,322	$ 214,273	$ 367,423	$ 110,037	$ 15,090
Total deposits	1,088,940	385,288	533,820	43,371	20,990

	Second Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,186	$ 5,065	$ 5,090	$ 4,720	$ (1,485)
Provision for credit losses	(697)	(62)	(831)	22	(53)
Noninterest expense	4,859	3,813	2,599	3,471	303
Net income	3,038	992	2,425	908	1,861
Return on average allocated capital [(1)]	32 %	24 %	23 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,767	$ 193,988	$ 325,110	$ 87,826	$ 19,209
Total deposits	979,072	333,487	506,618	55,584	14,073
Allocated capital [(1)]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 282,900	$ 198,361	$ 323,256	$ 96,105	$ 18,306
Total deposits	987,655	330,624	520,026	57,297	13,540

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Year-to-Date Results by Business Segment and All Other (Dollars in millions) Six Months Ended June 30, 2022 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 17,949 $ 10,909 $ 10,200 $ 9,794 $ (2,727) Provision for credit losses 298 (8) 322 13 (72) Noninterest expense 9,880 7,890 5,482 6,226 1,114 Net income 5,867 2,285 3,231 2,613 (682) Return on average allocated capital (1) 30% 26% 15% 12 % n/m Balance Sheet Average Total loans and leases $ 286,846 $ 215,130 $ 368,078 $ 111,492 $ 14,896 Total deposits 1,067,120 374,365 524,502 42,784 20,081 Allocated capital (1) 40,000 17,500 44,500 42,500 n/m Period end Total loans and leases $ 294,570 $ 221,705 $ 385,376 $ 118,290 $ 10,825 Total deposits 1,077,215 347,991 499,714 40,055 19,374 Six Months Ended June 30, 2021 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 16,255 $ 10,036 $ 9,722 $ 10,918 $ (2,423) Provision for credit losses (1,314) (127) (1,957) 17 (100) Noninterest expense 9,990 7,682 5,380 6,898 610 Net income (loss) 5,722 1,873 4,598 2,962 2,119 Return on average allocated capital (1) 30% 23% 22% 16 % n/m Balance Sheet Average Total loans and leases $ 286,304 $ 191,257 $ 327,595 $ 82,649 $ 20,007 Total deposits 951,757 329,948 496,880 54,723 14,212 Allocated capital (1) 38,500 16,500 42,500 38,000 n/m Period end Total loans and leases $ 282,900 $ 198,361 $ 323,256 $ 96,105 $ 18,306 Total deposits 987,655 330,624 520,026 57,297 13,540 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Six Months Ended June 30 Second Quarter 2022 First Quarter 2022 Second Quarter 2021FTE basis data (1) 2022 2021 Net interest income $ 24,225 $ 20,651 $ 12,547 $ 11,678 $ 10,343 Total revenue, net of interest expense 46,125 44,508 22,791 23,334 21,576 Net interest yield 1.77% 1.64% 1.86% 1.69% 1.61 % Efficiency ratio 66.32 68.66 67.01 65.65 69.73 Other Data June 30 2022 March 31 2022 June 30 2021 Number of financial centers - U.S. 3,984 4,056 4,296 Number of branded ATMs - U.S. 15,730 15,959 16,795 Headcount 209,824 208,139 211,608 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $209 million and $221 million for the six months ended June 30, 2022 and 2021, respectively; $103 million and $106 million for the second and first quarters of 2022, respectively, and $110 million for the second quarter of 2021.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the six months ended June 30, 2022 and 2021, and the three months ended June 30, 2022, March 31, 2022 and June 30, 2021. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
	2022	2021	**2022**	2022	2021
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 14,771**	$ 17,208	**$ 6,892**	$ 7,879	$ 8,042
Provision for credit losses	**553**	(3,481)	**523**	30	(1,621)
Pretax, pre-provision income	**$ 15,324**	$ 13,727	**$ 7,415**	$ 7,909	$ 6,421
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 268,750**	$ 274,341	**$ 268,197**	$ 269,309	$ 274,632
Goodwill	**(69,022)**	(68,987)	**(69,022)**	(69,022)	(69,023)
Intangible assets (excluding mortgage servicing rights)	**(2,136)**	(2,179)	**(2,127)**	(2,146)	(2,212)
Related deferred tax liabilities	**927**	917	**926**	929	915
Tangible shareholders' equity	**$ 198,519**	$ 204,092	**$ 197,974**	$ 199,070	$ 204,312
Preferred stock	**(27,565)**	(24,039)	**(28,674)**	(26,444)	(23,684)
Tangible common shareholders' equity	**$ 170,954**	$ 180,053	**$ 169,300**	$ 172,626	$ 180,628
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 269,118**	$ 277,119	**$ 269,118**	$ 266,617	$ 277,119
Goodwill	**(69,022)**	(69,023)	**(69,022)**	(69,022)	(69,023)
Intangible assets (excluding mortgage servicing rights)	**(2,114)**	(2,192)	**(2,114)**	(2,133)	(2,192)
Related deferred tax liabilities	**920**	915	**920**	926	915
Tangible shareholders' equity	**$ 198,902**	$ 206,819	**$ 198,902**	$ 196,388	$ 206,819
Preferred stock	**(29,134)**	(23,441)	**(29,134)**	(27,137)	(23,441)
Tangible common shareholders' equity	**$ 169,768**	$ 183,378	**$ 169,768**	$ 169,251	$ 183,378
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,111,606**	$ 3,029,894	**$ 3,111,606**	$ 3,238,223	$ 3,029,894
Goodwill	**(69,022)**	(69,023)	**(69,022)**	(69,022)	(69,023)
Intangible assets (excluding mortgage servicing rights)	**(2,114)**	(2,192)	**(2,114)**	(2,133)	(2,192)
Related deferred tax liabilities	**920**	915	**920**	926	915
Tangible assets	**$ 3,041,390**	$ 2,959,594	**$ 3,041,390**	$ 3,167,994	$ 2,959,594
Book value per share of common stock					
Common shareholders' equity	**$ 239,984**	$ 253,678	**$ 239,984**	$ 239,480	$ 253,678
Ending common shares issued and outstanding	**8,035.2**	8,487.2	**8,035.2**	8,062.1	8,487.2
Book value per share of common stock	**$ 29.87**	$ 29.89	**$ 29.87**	$ 29.70	$ 29.89
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 169,768**	$ 183,378	**$ 169,768**	$ 169,251	$ 183,378
Ending common shares issued and outstanding	**8,035.2**	8,487.2	**8,035.2**	8,062.1	8,487.2
Tangible book value per share of common stock	**$ 21.13**	$ 21.61	**$ 21.13**	$ 20.99	$ 21.61

Current-period information is preliminary and based on company data available at the time of the presentation.